UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

Key Technology, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 Avery Street, Walla Walla, Washington 99362

(Address of principal executive offices) (Zip Code)

(509) 529-2161

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2018 by Key Technology, Inc., an Oregon corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 25, 2018 with Duravant LLC, a Delaware limited liability company (“Parent”), and Cascade Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on February 8, 2018, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, no par value, of the Company (“Shares”) at a price per Share of $26.75 net to the seller in cash, without interest and subject to any withholding of taxes (the “Offer Price”), upon the terms and subject to conditions set forth in the offer to purchase and the related letter of transmittal, each dated February 8, 2018 and as amended.

On Tuesday, March 20, 2018, Duravant announced that the Offer expired at 5:00 p.m. Eastern Time on Monday, March 19, 2018 (the “Expiration Time”). American Stock Transfer & Trust Co., LLC, in its capacity as the depositary and paying agent for the Offer (the “Depositary”), has advised the Company and Purchaser that, as of the Expiration Time, 5,510,731 Shares (excluding Shares subject to notices of guaranteed delivery for which such shares underlying the notices of guaranteed delivery have not been delivered to the Depositary) had been validly tendered in the Offer, and not validly withdrawn, which represented approximately 86.2% of the outstanding Shares as of the Expiration Time. The number of Shares (excluding Shares subject to notices of guaranteed delivery for which such shares underlying the notices of guaranteed delivery have not been delivered to the Depositary) validly tendered in the Offer, and not validly withdrawn, satisfied the Minimum Tender Condition (as defined in the Merger Agreement). As the Minimum Tender Condition and each of the other conditions of the Offer have been satisfied or waived, on March 20, 2018, Purchaser accepted for payment all such Shares and will promptly pay for all such Shares pursuant to the Offer.

On March 20, 2018, as a result of (i) its acceptance of the Shares validly tendered in the Offer and (ii) its purchase of Shares pursuant to the Top-Up Option (as defined below), at a price per share equal to the Offer Price paid in the Offer and on the terms and subject to the conditions set forth in the Merger Agreement, Purchaser purchased a sufficient number of Shares to consummate the merger of Purchaser with and into the Company (the “Merger”) without any vote or other action of the shareholders of the Company pursuant to Section 60.491 of the Oregon Business Corporation Act (the “OBCA”). Accordingly, following the consummation of the Offer, Parent and Purchaser effected the Merger pursuant to Section 60.491 of the OBCA and Section 253 of the Delaware General Corporation Law, with the Company continuing as the surviving corporation in the Merger and thereby becoming a wholly-owned subsidiary of Parent. In the Merger, each Share (other than Shares owned by Parent, Purchaser or any other wholly-owned subsidiary of Parent or Shares owned by the Company or any wholly-owned subsidiary of the Company) that was issued and outstanding immediately prior to the consummation of the Merger was canceled and converted automatically into and thereafter represented the right to receive the Offer Price.

Pursuant to the Merger Agreement, any award or right of any kind, contingent or accrued, to receive Shares (including Shares subject to service-based or performance-based vesting conditions) or any right to a cash payment measured in whole or in part based on the value of a number of Shares granted under any employee or director equity compensation plan, arrangement or agreement of Key Technology (each such plan, arrangement or agreement, a “Company Stock Plan”), whether vested or unvested, which was outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (each such right or award, a “Company Stock-Based Award”) became fully vested (and any performance-based vesting conditions were deemed to have been achieved at the target level of performance) at the Effective Time and was canceled and converted into the right to receive, at the Effective Time, an amount in cash, subject to any withholding tax, equal to the Offer Price in respect of each Share underlying a particular Company Stock-Based Award.

The foregoing summary description of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 31, 2018 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Offer, the Company repaid all outstanding indebtedness and all accrued and unpaid interest under the Revolving Credit, Term Loan and Security Agreement, dated July 20, 2015 (as amended, the “Loan Agreement”), by and between the Company and PNC Bank, National Association (“PNC”) and terminated the Loan Agreement. The aggregate amount paid in satisfaction of the Company’s obligations under the Loan Agreement included a prepayment premium of approximately $97,000.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on March 20, 2018, Purchaser accepted for payment all Shares validly tendered in the Offer, and not validly withdrawn, on or prior to the Expiration Time and will promptly pay for all such Shares pursuant to the Offer. Shortly thereafter, Purchaser exercised the Top-Up Option and the Merger was consummated pursuant Section 60.491 of the OBCA, without any vote or other action of the shareholders of the Company required to consummate the Merger. At the Effective Time, the Company became a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The aggregate consideration in the Offer and the Merger to purchase all of the outstanding Shares and for payments with respect to Company Stock-Based Awards is approximately $173.0 million in cash. Duravant has funded the consideration for the Shares and Company Stock-Based Awards acquired in the Offer and the Merger and related transaction expenses through a combination of cash on hand and the proceeds of $185.0 million in incremental term loans.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger and the Offer) is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 31, 2018 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On March 20, 2018, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the Shares effective after the close of trading on March 20, 2018, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares, which previously traded under the symbol “KTEC”, ceased to be traded on NASDAQ after the close of trading on March 20, 2018. The Company intends to file with the SEC a Form 15 requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sale of Equity Securities.

In order to consummate the Merger, and pursuant to Section 1.4 of the Merger Agreement, on March 20, 2018, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase from the Company at a price per Share equal to the Offer Price paid in the Offer 2,438,115 newly issued, fully paid and nonassessable Shares (the “Top-Up Shares”). Purchaser paid for the Top-Up Shares by delivery of (i) approximately $244,000 in cash, an amount equal to $0.10 per Share in cash; and (ii) a one-year full recourse promissory note in the principal amount of approximately $65.0 million. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, constituted one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule, or other terms and conditions thereof). The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time, Michael J. Kachmer, Craig Reuther and David Parker, replaced the existing directors of the Company, Robert M. Averick, Richard Lawrence, John J. Ehren, John E. Pelo, Michael L. Shannon, Charles H. Stonecipher, Donald A. Washburn and Paul J. Wolf, who resigned.

In connection with the consummation of the Merger, immediately following the Effective Time, the Company’s Board of Directors replaced all of the existing officers of the Company and appointed Michael J. Kachmer as Chief Executive Officer, John J. Ehren as President, Craig Reuther as Chief Financial Officer, Treasurer and Secretary and Jeffrey T. Siegal as Vice President of Finance. Each such former officer remains an employee of the Company.

Information regarding the new directors and officers has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Parent and Purchaser on February 8, 2018, or in the Company’s Proxy Statement on Schedule 14A, originally filed by the Company on January 2, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s articles of incorporation, as restated, and its bylaws, as amended and restated, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the articles of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Key Technology, Inc.

3.2	Amended and Restated Bylaws of Key Technology, Inc.

99.1	Press Release issued by Duravant LLC, dated March 20, 2018 (incorporated by reference to Exhibit (a)(1)(P) to Amendment No. 6 to the Schedule TO filed by Duravant LLC on March 20, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

By:	/s/ John J. Ehren
Name:	John J. Ehren
Title:	President

Dated: March 20, 2018